EXHIBIT 1.1

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       Mortgage Pass-Through Certificates

                              (Issuable in Series)

                             UNDERWRITING AGREEMENT

                                               Effective as of February 15, 2006

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

        Wells Fargo Asset Securities Corporation, a Delaware corporation ("WFASC" or the "Seller") proposes to issue and sell from time to time its Mortgage Pass-Through Certificates in various series, each series of which may be divided into classes, in one or more offerings on terms determined at the time of sale. One or more series of Mortgage Pass-Through Certificates may be offered through you, as underwriter (the "Underwriter"). Whenever WFASC determines to make an offering of a series of its Mortgage Pass-Through Certificates through the Underwriter, WFASC and Wells Fargo Bank, N.A., a national banking association (in such capacity, "Wells Fargo Bank"), will enter into an agreement (the "Terms Agreement") with the Underwriter, in substantially the form attached hereto as Exhibit A, providing for the sale of such series of Mortgage Pass-Through Certificates to the Underwriter. WFASC is a wholly-owned subsidiary of Wells Fargo Bank. The Mortgage Pass-Through Certificates of the series and classes to be sold in each offering to the Underwriter under this Underwriting Agreement, as supplemented by the applicable Terms Agreement, are hereinafter referred to as the "Certificates." The Mortgage Pass-Through Certificates of the same series that are not being sold in each offering to the Underwriter under this Underwriting Agreement are hereinafter referred to as the "Other Certificates." The Certificates will have the characteristics set forth in the applicable Terms Agreement and will evidence the ownership interests in a trust consisting of a pool (the "Mortgage Pool") of mortgage loans acquired by WFASC (the "Mortgage Loans") and related property but excluding the Fixed Retained Yield, if any, specified in the Terms Agreement (collectively, the "Trust Estate"). The Mortgage Loans will be of the type described in, and will have the characteristics and aggregate principal balance set forth in, the Prospectus Supplement (as hereinafter defined).

        The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of the close of business on the date specified in the applicable Terms Agreement, by and among WFASC, as depositor, Wells Fargo Bank, as master servicer (in such capacity, the "Master Servicer"), the trustee identified in the applicable Terms Agreement, as trustee (the "Trustee") and, if applicable, the trust administrator identified in the applicable Terms Agreement, as trust administrator (the "Trust Administrator"). The Certificates will be issued in denominations of $25,000, or such lesser or greater amounts as may be specified in the applicable Terms Agreement, and will have the terms set forth in the Prospectus Supplement. The Certificates will conform in all material respects to the description thereof contained in the applicable Terms Agreement and the Prospectus Supplement. The Terms Agreement may take the form of an exchange of any standard form of written communication among the Underwriter, WFASC and Wells Fargo Bank. Each offering of Mortgage Pass-Through Certificates under this Underwriting Agreement will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement. This Underwriting Agreement, as supplemented by the applicable Terms Agreement, is referred to herein as this "Agreement."

        1. Representations and Warranties. (a) WFASC represents and warrants to, and agrees with, the Underwriter as of the date of the applicable Terms Agreement that:

                (i) A registration statement (File No. 333-129159), including a prospectus (the "Base Prospectus"), has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been initiated or, to WFASC's knowledge, threatened by the Commission; and the Base Prospectus in the form in which it will be used in connection with the offering of the Certificates is proposed to be supplemented by a prospectus supplement relating to the Certificates and, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Act. (Such registration statement, as amended to the date of the applicable Terms Agreement, is hereinafter referred to as the "Registration Statement"; such prospectus supplement, as first filed with the Commission, is hereinafter referred to as the "Prospectus Supplement"; and such Base Prospectus, in the form in which it will first be filed with the Commission in connection with the offering of the Certificates, as supplemented by the Prospectus Supplement, is hereinafter referred to as the "Prospectus").

                (ii) The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, will conform, and the Registration Statement and the Prospectus, as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Certificates, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus, as revised, amended or supplemented and filed with the Commission as of the "Closing Date" (as hereinafter defined), will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents; and the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, will not include any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, as revised, amended or supplemented and filed prior to the Closing Date, as of the Closing Date, including for these purposes any portion of the Applicable Static Pool Information (as defined in Section 9(b)(i)) deemed not part of the Registration Statement or the Prospectus on account of Item 1105(d) of Regulation AB under the Act, will not include any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that WFASC makes no representations, warranties or agreements as to the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto. The Issuer Free Writing Prospectus (as defined in Section 9(b)(i)), as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in either case at the Time of Sale (as defined in Section 7(f)) to the applicable investor, when considered in conjunction with the Time of Sale Information (as defined in Section 7(f)), provided, however, that no representation is made as to the effect of the exclusion from the Issuer Free Writing Prospectus of any information of the type specified in Exhibit B hereto as Supplemental Information.

                (iii) Assuming that certain of the Certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such Certificate at such time will be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (iv) Each of the Certificates will conform in all material respects to the description thereof contained in the Prospectus, and each of the Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and immediately prior to the delivery of the Certificates to the Underwriter, WFASC will own the Certificates, and upon such delivery the Underwriter will acquire title thereto, free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by the Underwriter or permitted by the Pooling and Servicing Agreement.

                (v) This Agreement has been duly authorized, executed and delivered by WFASC and, as of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by WFASC and will conform in all material respects to the description thereof contained in the Prospectus and, assuming the valid execution thereof by the Trustee, the Trust Administrator, if applicable, and the Master Servicer, the Pooling and Servicing Agreement will constitute a valid and binding agreement of WFASC enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

                (vi) WFASC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Pooling and Servicing Agreement and this Agreement.

                (vii) Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Pooling and Servicing Agreement or this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or bylaws of WFASC, and WFASC is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation or instrument to which WFASC is a party or by which it or its properties are bound, or
        (ii) any law, decree, order, rule or regulation applicable to WFASC of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over WFASC, or its properties, the default in or the breach or violation of which would have a material adverse effect on WFASC or the ability of WFASC to perform its obligations under the Pooling and Servicing Agreement; and neither the delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of the Pooling and Servicing Agreement or this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

                (viii) No filing or registration with, notice to, or consent, approval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by WFASC of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement (other than as required under state securities laws or Blue Sky laws, as to which no representations and warranties are made by WFASC), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans to the Trustee or, if applicable, to the Trust Administrator on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed.

                (ix) There is no action, suit or proceeding before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending to which WFASC is a party, or, to the best of WFASC's knowledge, threatened against WFASC, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of WFASC or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated herein.

                (x) On the Closing Date the representations and warranties made by WFASC in the Pooling and Servicing Agreement will be true and correct in all material respects as of the date made.

                (xi) At the time of execution and delivery of the Pooling and Servicing Agreement, WFASC will own the mortgage notes (the "Mortgage Notes") being transferred to the Trust Estate pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trust Estate any of its right, title or interest, exclusive of the Fixed Retained Yield, if any, in the Mortgage Notes. WFASC will have the power and authority to transfer the Mortgage Notes to the Trust Estate and to transfer the Certificates to the Underwriter, and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, payment by the Underwriter for the Certificates, and delivery to the Underwriter of the Certificates, the Trust Estate will own the Mortgage Notes (exclusive of the Fixed Retained Yield, if any) and the Underwriter will acquire title to the Certificates, in each case free of Liens except to the extent permitted by the Pooling and Servicing Agreement.

                (xii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates have been or will be paid by WFASC on or prior to the Closing Date, except for fees for recording assignments of mortgage loans to the Trustee or, if applicable, to the Trust Administrator on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by WFASC in accordance with the Pooling and Servicing Agreement.

                (xiii) The transfer of the Mortgage Loans and the related assets to the Trust Estate on the Closing Date will be treated by WFASC for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

                (xiv) WFASC is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the Act.

        (b) Wells Fargo Bank represents and warrants to, and agrees with, the Underwriter as of the date of the applicable Terms Agreement that:

                (i) Wells Fargo Bank is a national banking association duly chartered and validly existing in good standing under the laws of the United States with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                (ii) The execution and delivery by Wells Fargo Bank of this Agreement are within the corporate power of Wells Fargo Bank and have been duly authorized by all necessary corporate action on the part of Wells Fargo Bank.

                (iii) Neither the execution and delivery of this Agreement, nor the consummation by Wells Fargo Bank of any other of the transactions contemplated herein, nor compliance with the provisions of this Agreement, will conflict with or result in the breach of any material term or provision of the corporate charter or bylaws of Wells Fargo Bank.

                (iv) This Agreement has been duly authorized, executed and delivered by Wells Fargo Bank.

        2. Purchase Price. The purchase price at which the Underwriter will purchase the Certificates shall be the aggregate purchase price set forth in the applicable Terms Agreement.

        3. Delivery and Payment. The Certificates shall be delivered at the office, on the date and at the time specified in the applicable Terms Agreement, which place, date and time may be changed by agreement between the Underwriter and WFASC (such date and time of delivery of and payment for the Certificates being hereinafter referred to as the "Closing Date"). Delivery of the Certificates shall be made to the Underwriter against payment by the Underwriter of the purchase price therefor to or upon the order of WFASC in same-day funds. The Certificates shall be registered in such names and in such denominations as the Underwriter may have requested not less than two business days prior to the Closing Date. WFASC agrees to have the Certificates available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

        4. Offering by Underwriter. (a) It is understood that the Underwriter proposes to offer the Certificates for sale as set forth in the Prospectus and that the Underwriter will not offer, sell or otherwise distribute the Certificates (except for the sale thereof in exempt transactions) in any state in which the Certificates are not exempt from registration under state securities laws or Blue Sky laws (except where the Certificates will have been qualified for offering and sale at the direction of the Underwriter under such state securities laws or Blue Sky laws). In connection with such offering(s), the Underwriter agrees to provide WFASC with information related to the offer and sale of the Certificates that is reasonably requested by WFASC, from time to time (but not in excess of three years from the Closing Date), and necessary for complying with its tax reporting obligations, including, without limitation, the issue price of the Certificates.

        (b) The Underwriter agrees that it will not sell or transfer any Certificate or interest therein in the initial sale or transfer of such Certificate by the Underwriter in an amount less than the minimum denomination for such Certificate to be set forth in the Prospectus Supplement.

        (c) The Underwriter agrees that (i) if it delivers to an investor the Prospectus in portable document format ("PDF"), upon the Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and
(ii) it will provide to WFASC any Underwriter Free Writing Prospectuses (as defined in Section 9(a)), or portions thereof, which WFASC is required to file with the Commission in electronic format and will use reasonable efforts to provide to WFASC such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that WFASC, in its sole discretion, waives such requirements.

        (d) The Underwriter represents and warrants to, and agrees with, WFASC, as of the date of the applicable Terms Agreement and as of the Closing Date, that:

                (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), it has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Certificates to the public in that Relevant Member State at any time:

                        (A) to legal entities which are authorized or regulated
                to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                        (B) to any legal entity which has two or more of (1) an
                average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000; and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                        (C) in any other circumstances which do not require the
                publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

                For the purposes of this representation, the expression an "offer of Certificates to the public" in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                (ii) It has only communicated or cause to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

                (iii) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

        5. Agreements. WFASC agrees with the Underwriter that:

        (a) WFASC will cause the Prospectus to be filed with the Commission pursuant to Rule 424 under the Act and, if necessary, within 15 days of the Closing Date, will file a report on Form 8-K setting forth specific information concerning the Certificates, and will promptly advise the Underwriter when the Prospectus has been so filed, and, prior to the termination of the offering of the Certificates, will also promptly advise the Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Certificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request does not relate to the Certificates), and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement with respect to the Certificates or the institution or, to the knowledge of WFASC, the threatening of any proceeding for that purpose. WFASC will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Except as otherwise provided in
Section 5(b) hereof, WFASC will not file prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the Certificates) which shall be disapproved by the Underwriter after reasonable notice and review of such filing.

        (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act (without regard to reliance on Rule 174 under the Act) (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, WFASC promptly will notify the Underwriter and will, upon request of the Underwriter, or may, after consultation with the Underwriter, prepare and file with the Commission a revision, amendment or supplement which will correct such statement or omission or effect such compliance, and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

        (c) WFASC will (i) furnish to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Certificates is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by WFASC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (as such requirements may be modified pursuant to Section 12(h) of the Exchange Act) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Certificates.

        (d) WFASC will, as between itself and the Underwriter, pay all expenses incidental to the performance of its obligations under this Agreement including, without limitation, (i) expenses of preparing, printing, reproducing and filing the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, the Pooling and Servicing Agreement and the Certificates, (ii) the cost of delivering the Certificates to the Underwriter, insured to the satisfaction of the Underwriter, (iii) the fees charged by (a) securities rating services for rating the Certificates and (b) WFASC's independent accountants in connection with the agreed-upon procedures letter to be delivered pursuant to Section 6(g) hereof, (iv) the fees and expenses of the Trustee, the Trust Administrator, if applicable, and any agent of the Trustee or the Trust Administrator, if applicable, and the fees and disbursements of counsel for the Trustee and the Trust Administrator, if applicable, in connection with the Pooling and Servicing Agreement and the Certificates, and (v) all other costs and expenses incidental to the performance by WFASC of WFASC's obligations hereunder which are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this paragraph (d) and in Sections 7 and 12 hereof, the Underwriter will pay all of its own expenses, including (i) the fees of any counsel to the Underwriter, (ii) any transfer taxes on resale of any of the Certificates by it, (iii) any advertising expenses connected with any offers that the Underwriter may make, (iv) any expenses for the qualification of the Certificates under state securities laws or Blue Sky laws, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky survey, and (v) any expenses incurred in connection with the preparation and delivery of any Underwriter Free Writing Prospectus and the filing of such Free Writing Prospectus, if required to be filed by Underwriter with the Commission.

        (e) So long as any Certificates are outstanding, upon the request of the Underwriter, WFASC will, or will cause the Master Servicer to, furnish to the Underwriter, as soon as available, a copy of (i) the annual statement of compliance delivered by the Master Servicer to the Trustee under the Pooling and Servicing Agreement, (ii) the annual independent public accountants' servicing report furnished to the Trustee pursuant to the Pooling and Servicing Agreement,
(iii) each report of WFASC regarding the Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Certificates, and (iv) from time to time, such other information concerning the Certificates which may be furnished by WFASC or the Master Servicer without undue expense and without violation of applicable law.

        (f) The effective date of the Registration Statement was within three years of the Closing Date of the Certificates. If the third anniversary of the effective date occurs within six months after the Closing Date, the Company will use reasonable efforts to take such action as may be necessary or appropriate to permit the public offering and sale of the Certificates as contemplated herein.

        6. Conditions to the Obligation of the Underwriter. The obligation of the Underwriter to purchase the Certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of WFASC and Wells Fargo Bank contained herein as of the date of the applicable Terms Agreement and as of the Closing Date, to the accuracy of the statements of WFASC and Wells Fargo Bank made in any officer's certificate pursuant to the provisions hereof, to the performance in all material respects by WFASC of its obligations hereunder and to the following additional conditions:

        (a) No stop order suspending the effectiveness of the Registration Statement with respect to the Certificates shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened, and the Prospectus shall have been filed or mailed for filing with the Commission not later than required pursuant to the rules and regulations of the Commission.

        (b) WFASC shall have furnished to the Underwriter a certificate, dated the Closing Date, of WFASC, signed by a vice president or an assistant vice president of WFASC, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                (i) The representations and warranties of WFASC herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and WFASC has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date;

                (ii) No stop order suspending the effectiveness of the Registration Statement with respect to the Certificates has been issued, and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, have been threatened as of the Closing Date; and

                (iii) Nothing has come to the attention of such person that would lead him or her to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c) WFASC shall have caused Wells Fargo Bank to furnish to the Underwriter a certificate, dated the Closing Date, of Wells Fargo Bank, signed by a vice president or an assistant vice president of Wells Fargo Bank, to the effect that the representations and warranties of Wells Fargo Bank herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Wells Fargo Bank has in all material respects complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

        (d) WFASC shall have furnished to the Underwriter an opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft LLP, counsel to WFASC, to the effect that:

                (i) WFASC is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power to enter into and perform its obligations under this Agreement, the applicable Terms Agreement and the Pooling and Servicing Agreement;

                (ii) The execution and delivery of this Agreement and the applicable Terms Agreement have been duly authorized by WFASC and this Agreement and the applicable Terms Agreement have been duly executed and delivered by WFASC;

                (iii) The execution and delivery of the Pooling and Servicing Agreement has been duly authorized by WFASC, and the Pooling and Servicing Agreement has been duly executed and delivered by WFASC and constitutes a legal, valid and binding agreement of WFASC, enforceable against WFASC in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally or the rights of creditors of banks, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy;

                (iv) The Certificates have been duly authorized and executed by WFASC and, when the Certificates have been duly executed, authenticated and delivered in the manner contemplated in the Pooling and Servicing Agreement and paid for by the Underwriter pursuant to this Agreement and the applicable Terms Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                (v) The issuance and sale by WFASC of the Certificates to the Underwriter pursuant to this Agreement and the applicable Terms Agreement, the compliance by WFASC with the provisions of this Agreement, the applicable Terms Agreement and the Pooling and Servicing Agreement, and the consummation by WFASC of the transactions therein contemplated (a) do not require the consent, approval, authorization, order, or qualification of or registration with any New York State or federal governmental authority or, to the knowledge of such counsel, any New York State or federal court, except such as may be required under state securities or blue sky laws, recordations of the assignment of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed, and such other approvals as have been obtained or effected, (b) do not conflict with or result in a violation of any provision of the certificate of incorporation and bylaws of WFASC or any New York State or federal law, and (c) to the knowledge of such counsel, do not conflict with or result in a breach or violation of any material indenture, agreement or instrument to which WFASC is a party or by which it or any of its property is bound, or any judgment, decree or order applicable to WFASC, of any New York State or federal court, regulatory body, administrative agency or other governmental authority;

                (vi) To the knowledge of such counsel, there is no legal or governmental action, investigation or proceeding pending or threatened against WFASC (a) asserting the invalidity of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Terms Agreement, (c) which would materially and adversely affect the performance by WFASC of its obligations under, or the validity or enforceability (with respect to WFASC) of, this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Certificates or (d) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus and the Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "Federal Income Tax Considerations," respectively. For purposes of the opinion set forth in this paragraph, such counsel has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to WFASC a present intention to initiate such proceedings;

                (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

                (viii) The Trust Estate (as defined in the Pooling and Servicing Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

                (ix) The Registration Statement has been declared effective under the Act, and, to the knowledge of such counsel, no stop order with respect thereto has been issued by the Commission;

                (x) The Registration Statement, as of its effective date, and the Prospectus and the Prospectus Supplement, as of the dates thereof (in each case, with the exception of any information incorporated by reference therein and any numerical, financial, statistical and quantitative data included therein, as to which such counsel expresses no view), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder applicable to such documents as of the relevant date;

                (xi) The statements in the Prospectus Supplement under the headings "Federal Income Tax Considerations" and "ERISA Considerations," insofar as such statements purport to summarize matters of federal law or legal conclusions with respect thereto have been reviewed by such counsel and are correct in all material respects; and

                (xii) Assuming that the Certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such Certificate at such time will be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act.

        Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than WFASC. Such opinion may be qualified as an opinion only on the laws of the State of New York, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to the Underwriter.

        (e) The Master Servicer shall have furnished to the Underwriter an opinion, dated the Closing Date, of counsel to the Master Servicer (who may be an employee of the Master Servicer), to the effect that:

                (i) The Master Servicer has been duly incorporated and is validly existing as a national banking association and has the power and authority to enter into, and to take all action required of it under, the Pooling and Servicing Agreement and the Servicing Agreement (as defined in the Pooling and Servicing Agreement);

                (ii) The Pooling and Servicing Agreement and the Servicing Agreement have been duly authorized, executed and delivered by the Master Servicer and, assuming valid execution and delivery thereof by the other parties thereto, the Pooling and Servicing Agreement and the Servicing Agreement constitute a valid and legally binding agreements of the Master Servicer, enforceable against the Master Servicer in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles regardless of whether such enforcement is considered in a proceeding at law or in equity;

                (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated by the terms of the Pooling and Servicing Agreement and the Servicing Agreement except any such as may be required under the blue sky laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignments of the mortgage loans evidenced by the Certificates pursuant to the Pooling and Servicing Agreement that have not yet been completed and any approvals as have been obtained;

                (iv) The consummation by the Master Servicer of the transactions contemplated by the terms of the Pooling and Servicing Agreement and the Servicing Agreement do not, to the knowledge of such counsel, conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or bylaws of the Master Servicer, any indenture or other agreement or instrument to which the Master Servicer is a party or by which it is bound, any federal statute or regulation applicable to the Master Servicer or, to the knowledge of such counsel, any order of any federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and

                (v) To the best knowledge of such counsel after due inquiry, there are no legal or governmental actions, investigations or proceedings pending to which the Master Servicer is a party, or threatened against the Master Servicer, (A) asserting the invalidity of the Pooling and Servicing Agreement or the Servicing Agreement or (B) which might materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Servicing Agreement. For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to a member of the law division of Wells Fargo & Company having responsibility for litigation matters involving the master servicing activities of the Master Servicer a present intention to initiate such proceedings.

        Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement or Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Master Servicer. Such opinion may be qualified as an opinion only on the federal law of the United States and, with respect to the opinions set forth in paragraph (e)(ii) above, the laws of the State of New York. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

        (f) The Underwriter shall have received from counsel for the Underwriter such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Registration Statement and the Prospectus, and such other related matters as the Underwriter may reasonably require.

        (g) WFASC shall have delivered to the Underwriter (i) a letter from WFASC's independent accountants, as identified in the applicable Terms Agreement (the "Independent Accountants"), dated as of or prior to the date of first use of the Prospectus Supplement in the form and reflecting the performance of the procedures previously agreed to by WFASC and the Underwriter with respect to numerical and statistical information included in the Prospectus Supplement (other than static pool information, if any, provided pursuant to Item 1105 of Regulation AB under the Act), (ii) a copy of a letter from WFASC's Independent Accountants, addressed to WFASC, dated as of a date not more than 135 days prior to the date of first use of the Prospectus Supplement, reflecting the performance of the procedures previously agreed to by WFASC and the Independent Accountants with respect to any static pool information contained on WFASC's static pool website for securitized mortgage pools issued on or after January 1, 2006 and/or vintage origination years commencing on or after January 1, 2006 which is incorporated into the Prospectus Supplement and (iii) a bring down letter, dated the date of the Prospectus Supplement, from the Independent Accountants with respect to the letter described in (ii), which shall be addressed to the Underwriter provided that the Underwriter shall have complied with any reasonable requests of the Independent Accountants as a condition thereto.

        (h) Subsequent to the date on which WFASC notifies the Underwriter that WFASC has selected it to underwrite the offering of the Certificates (the "Bid Date"), there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of WFASC which the Underwriter concludes, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

        (i) The Certificates shall be rated not lower than the required ratings set forth in the applicable Terms Agreement, such ratings shall not have been rescinded and no public announcement shall have been made that either rating of the Certificates has been placed under review (otherwise than for possible upgrading).

        (j) The Underwriter shall have received an opinion of special counsel to WFASC, dated the Closing Date, in form and substance satisfactory to the Underwriter, with respect to certain state tax consequences under the tax laws of the jurisdiction in which the Trustee is located relating to the Trust Estate and the holders of the Certificates.

        (k) The Underwriter shall have received copies of any opinions of counsel to WFASC supplied to the rating organizations relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

        (l) The Underwriter shall have received a letter from counsel to WFASC, dated the Closing Date, to the effect that in the course of such counsel's review of the Prospectus and discussion of the same with certain officers of WFASC, its accountants and the Underwriter, no facts came to the attention of such counsel that caused such counsel to believe that the Prospectus, as of the date of the Prospectus Supplement, or any revision or amendment thereof or supplement thereto, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to any financial, numerical, statistical, or quantitative data contained in the Prospectus, or any material incorporated by reference in the Prospectus.

        (m) WFASC shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel.

        (n) The issuance on the Closing Date of the Other Certificates.

        If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to WFASC in writing, or by telephone or telegraph confirmed in writing.

        7. Indemnification and Contribution. (a) WFASC agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, including for these purposes any portion of the Applicable Static Pool Information deemed not part of the Registration Statement or the Prospectus on account of Item 1105(d) of Regulation AB under the Act, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (as defined in Section 9(b)(i)) or in any preliminary or final quantitive data about the Mortgage Loans ("Mortgage Loan Data") supplied by WFASC to the Underwriter, or
(iii) in the case of an Issuer Free Writing Prospectus, the omission or alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) in the case of the Mortgage Loan Data delivered by WFASC to the Underwriter, the omission or alleged omission to include material data therein necessary to make the data therein not misleading, in the case of (ii), (iii) or (iv), at the Time of Sale to the applicable investor, when considered in conjunction with the Time of Sale Information, and provided that such misstatement or omission was not corrected by information subsequently supplied by WFASC to the Underwriter sufficiently prior to the Time of Sale to such investor to reasonably permit the delivery thereof by the Underwriter to such investor, and WFASC agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that WFASC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation thereof or (B) any omission or alleged omission to state a material fact in the Issuer Free Writing Prospectus necessary to make the statements therein not misleading at the Time of Sale to the applicable investor, when considered in conjunction with the Time of Sale Information, as a result of the exclusion from the Issuer Free Writing Prospectus of any information of the type specified in Exhibit B hereto as Supplemental Information. This indemnity agreement will be in addition to any liability which WFASC may otherwise have.

        (b) The Underwriter agrees to indemnify and hold harmless WFASC, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls WFASC within the meaning of either the Act or the Exchange Act, and Wells Fargo Bank, and each person who controls Wells Fargo Bank within the meaning of either the Act or the Exchange Act, (i) to the same extent as the foregoing indemnities from WFASC to the Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto or (ii) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based on, result from or arise out of (A) any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus, or any omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the Time of Sale to the applicable investor, when considered in conjunction with the Time of Sale Information; except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions are the result of untrue statements in or omissions from the Issuer Free Writing Prospectus (other than omissions which are the subject of Section 7(b)(B) below) or any Mortgage Loan Data supplied by WFASC to the Underwriter which, in any case, were not corrected by information subsequently supplied by WFASC to the Underwriter sufficiently prior to the Time of Sale to the applicable investor to reasonably permit the delivery thereof by the Underwriter to such investor or
(B) any omission or alleged omission to state a material fact in any Issuer Free Writing Prospectus necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading at the Time of Sale to the applicable investor, when considered in conjunction with the Time of Sale Information, as a result of the exclusion from the Issuer Free Writing Prospectus of any information of the type specified in Exhibit B as Supplemental Information or (C) any failure by the Underwriter to deliver the Issuer Free Writing Prospectus to the applicable investor prior to the Time of Sale. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by such indemnified party and satisfactory to the indemnifying party (or if the indemnified party fails to promptly select counsel following the receipt of the aforesaid notice, with counsel selected by the indemnifying party and satisfactory to such indemnified party), and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation by the indemnified party undertaken with notice to and approval by the indemnifying party.

        (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to (A) in subsection (a)(i) or (b)(i) above in such proportion as is appropriate to reflect both (i) the relative benefits received by WFASC on the one hand and the Underwriter on the other from the offering of the Certificates and (ii) the relative fault of WFASC on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations and (B) in subsection (a)(ii), (iii), (iv) or
(b)(ii) above, in such proportion as is appropriate to reflect the relative fault of the Underwriter on the one hand and WFASC on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities. The relative benefits received by WFASC on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by WFASC bear to the difference between (i) the total price at which the Certificates underwritten by the Underwriter and distributed to the public were offered to the public, and (ii) the portion of the total net proceeds from the offering (before deducting expenses) received by WFASC attributable to the Certificates. The relative fault for the purposes of clauses (A) and (B) above shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by WFASC or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. WFASC, Wells Fargo Bank and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), and with respect to losses, claims, damages or liabilities referred to in subsection (a) or (b) above, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of WFASC under this Section 7 shall be in addition to any liability which WFASC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this
Section 7 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to (i) the officers of WFASC who signed the Registration Statement or any amendment thereof, to its directors, and to each person who controls WFASC within the meaning of either the Act or the Exchange Act and (ii) each person who controls Wells Fargo Bank within the meaning of either the Act or the Exchange Act.

        (f) As used in this Agreement, "Time of Sale" means, as to any investor in the Certificates, the time at which such investor enters into a Contract of Sale (as defined in Section 9(b)(ii)) for the Certificates, or if such Contract of Sale is subsequently terminated and a new Contract of Sale is entered into by mutual agreement between such investor and the applicable Underwriter in a manner sufficient to constitute a reformation of the contract within the contemplation of Section IV.2.c of Securities Act Release 33-8591, such time at which the new Contract of Sale is entered into, and "Time of Sale Information" means all information with respect to the offering of the Certificates which has been conveyed to an investor at the Time of Sale to such investor.

        8. Obligations of Wells Fargo Bank. Wells Fargo Bank agrees with the Underwriter, for the sole and exclusive benefit of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriter, in consideration of and as an inducement to its agreement to purchase the Certificates from WFASC, to indemnify and hold harmless the Underwriter against any failure by WFASC to perform its obligations to the Underwriter pursuant to Section 7 hereof; provided, however, that the aggregate liability of Wells Fargo Bank for the foregoing indemnity shall not exceed an amount equal to the aggregate principal amount of the Certificates.

        9. Offering Communications; Free Writing Prospectuses. (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any written communication, as defined in Rule 405 under the Act (a "Written Communication"), to any person in connection with the initial offering of the Certificates, unless such Written Communication (i) is made in reliance on and in conformity with Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a "free writing prospectus," as defined in Rule 405 under the Act (a "Free Writing Prospectus"). Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of WFASC, which may be withheld in its sole discretion, the Underwriter shall not convey or deliver in connection with the initial offering of the Certificates, any Free Writing Prospectus unless such Free Writing Prospectus contains only ABS Informational and Computational Material, as defined in Item 1101(a) of Regulation AB under the Act ("ABS Informational and Computational Material"); provided however, that any such Free Writing Prospectus may also contain a column showing the status of subscriptions for and allotments of the Certificates. The Underwriter shall not convey or deliver any ABS Informational and Computational Material in reliance on Rules 167 and 426 under the Act. Any Free Writing Prospectus prepared by or on behalf of the Underwriter is referred to as an "Underwriter Free Writing Prospectus."

        (b) (i) WFASC shall deliver to the Underwriter, not later than two business days following the Bid Date, a Free Writing Prospectus which contains general information about the offering, including the basic senior/subordinate structure of the Certificates (excluding the subdivision of the senior classes into tranches), the subordination percentage for the senior Certificates and the publicly offered subordinated Certificates, to the extent known by WFASC, the expected parameters of the Mortgage Pool, risk factors applicable to Mortgage Loans of the type included in the Mortgage Pool, the identity of and material information about transaction parties known to WFASC, the material tax and ERISA treatment of the Certificates and whether the Certificates will be "mortgage related securities" as defined in Section 3(a)(41) of the Exchange Act, and which contains a hyperlink to the Base Prospectus most recently filed by WFASC with the Commission and a hyperlink to the portion of WFASC's static pool website containing static pool information (such information, the "Applicable Static Pool Information") with respect to the series of Certificates (as determined by WFASC) (the "Issuer Free Writing Prospectus").

                (ii) WFASC will endeavor to file the Issuer Free Writing Prospectus with the Commission not later than two business days following the Bid Date, and the Underwriter shall not convey or deliver the Issuer Free Writing Prospectus to any person or entity until WFASC has notified the Underwriter that it has completed such filing. Thereafter, the Issuer Free Writing Prospectus may be used by the Underwriter solely in connection with the marketing of the Certificates to institutional investors; provided however, the Underwriter shall not enter into any "contract of sale" with any investor, within the meaning of Rule 159 under the Act (a "Contract of Sale"), with respect to any Certificates, unless prior to the Time of Sale to each investor in the Certificates, the Underwriter shall have (A) delivered to such investor the Issuer Free Writing Prospectus, together with any amendment or supplement thereto supplied by WFASC to the Underwriter sufficiently prior to the Time of Sale to such investor to reasonably permit delivery thereof by the Underwriter to such investor and (B) provided to such investor such of the Supplemental Information described in Exhibit B hereto that is then known or available to the Underwriter as the Underwriter, in the exercise of its judgment, shall have concluded is required to make the Issuer Free Writing Prospectus, when considered in conjunction with the Time of Sale Information, not misleading.

        (c) (i) The Underwriter shall deliver to WFASC each Underwriter Free Writing Prospectus that contains any "issuer information," as defined in Rule 433(h) under the Act and footnote 271 of Securities Act Release No. 33-8591 ("Issuer Information") if such Underwriter Free Writing Prospectus or the portion thereof consisting of Issuer Information is required to be filed by WFASC with the Commission pursuant to Rule 433 under the Act ("Rule 433").

                (ii) Any Underwriter Free Writing Prospectus that is required to be delivered pursuant to Section 9(c)(i) shall be delivered by the Underwriter to WFASC no later than two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act; provided however, that if such Underwriter Free Writing Prospectus contains any information other than ABS Informational and Computational Material, it shall instead be delivered by the Underwriter to WFASC not later than two business days prior to the date of first use of such Free Writing Prospectus.

                (iii) Not later than one business day after the Underwriter has determined the final structure of all classes of Certificates, and in no event later than the fourth business day preceding the due date for filing the final Prospectus pursuant to Rule 424(b) under the Act, the Underwriter shall prepare and deliver to WFASC an Underwriter Free Writing Prospectus (which may consist of a term sheet) containing a description of the final structure of the Certificates, irrespective of whether such Underwriter Free Writing Prospectus has been or will be conveyed or delivered by the Underwriter to any investor in the Certificates.

                (iv) To facilitate the filing thereof by WFASC, the Underwriter shall provide the Issuer Information contained in any Underwriter Free Writing Prospectus that is required to be delivered to WFASC pursuant to this Section 9(c) in a separate document from the portion of such Free Writing Prospectus which contains information other than Issuer Information.

        (d) The Underwriter represents and warrants to WFASC that the Underwriter Free Writing Prospectuses required to be furnished to WFASC by the Underwriter pursuant to Section 9(c) will constitute all Underwriter Free Writing Prospectuses of the type described therein that were furnished to prospective investors by the Underwriter in connection with its offer and sale of the Certificates.

        (e) The Underwriter represents and warrants to WFASC that each Underwriter Free Writing Prospectus provided by it to an investor in the Certificates did not, as of the Time of Sale to any prospective investor to which such Underwriter Free Writing Prospectus was conveyed, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading when considered in conjunction with the Time of Sale Information; provided however, that the Underwriter makes no representation or warranty to the extent such misstatements or omissions were the result of any misstatements in or omissions from the Mortgage Loan Data supplied by WFASC to the Underwriter which misstatements or omissions were not corrected by information subsequently supplied by WFASC to the Underwriter sufficiently prior to the Time of Sale to the applicable investor to reasonably permit the delivery thereof by the Underwriter to such investor or, to the extent that such misstatements are a substantial restatement in all material respects of a misstatement made in the Issuer Free Writing Prospectus or such omissions are the result of omission from the Issuer Free Writing Prospectus (other than omissions which are the subject of Section 7(b)(B)) which misstatements or omissions were not corrected by information subsequently supplied by WFASC sufficiently prior to the Time of Sale to the applicable investor to reasonably permit delivery thereof by the Underwriter to such investor.

        (f) Unless WFASC determines that such filing is not required under Rule 433, WFASC agrees to file with the Commission, within the applicable time periods specified in Rule 433, the following:

                (i) Any Issuer Free Writing Prospectus; and

                (ii) Any Underwriter Free Writing Prospectus delivered by the Underwriter to WFASC pursuant to Section 9(c) or, at the election of WFASC, the portion of such Underwriter Free Writing Prospectus which consists of Issuer Information.

        (g) The Underwriter shall file with the Commission, within the applicable time period specified in Rule 433, any Free Writing Prospectus that is distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination. Any access codes or passwords needed by the Underwriter to complete the filing shall be provided by WFASC.

        (h) WFASC and the Underwriter each agrees that any Free Writing Prospectuses prepared by it shall contain substantially the following legend:

                The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx]

        (i) The Underwriter agrees to comply with the requirements of Rule 433 under the Act applicable to the Underwriter including, without limitation, the record retention requirements therein.

        (j) (i) Consistent with the manner in which written records are maintained for its own purposes, the Underwriter agrees to keep and maintain, for a period of not less than three years following the date of initial issuance of the Certificates, written records documenting, as to each investor in Certificates, the Time of Sale and the date on which each Issuer Free Writing Prospectus and each Underwriter Free Writing Prospectus was conveyed to such investor.

                (ii) In the event of any litigation or written notice of potential litigation against WFASC or any of its affiliates with respect to the Certificates, the Underwriter shall, upon the request of WFASC, make available to WFASC copies of all records required to be maintained by it pursuant to Section 9(j)(i) and any Free Writing Prospectus required to be retained by it pursuant to Section 9(i).

        (k) (i) The Underwriter will not enter into, and the Underwriter will obligate in writing each dealer to whom it sells any Certificates (which obligation may be in the form of a trade stipulation and which, in any event, shall name WFASC as an intended third party beneficiary) not to enter into, any Contract of Sale with respect to the Certificates with any investor other than an institutional investor, unless the Underwriter or such dealer has delivered to such investor a copy of the final Prospectus.

                (ii) The Underwriter shall not enter into any Contract of Sale with respect to the Certificates with any institutional investor unless the Underwriter complies with the prospectus delivery and notice requirements of Rules 172 and 173 under the Act.

        (l) (i) In the event that WFASC becomes aware that the Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (other than as the result of the exclusion from the Issuer Free Writing Prospectus of information of the type specified in Exhibit B hereto as Supplemental Information) (such Free Writing Prospectus, a "Defective Issuer Free Writing Prospectus"), WFASC shall notify the Underwriter thereof within one business day after discovery and WFASC shall prepare and deliver to the Underwriter a Free Writing Prospectus which corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

                (ii) In the event that the Underwriter becomes aware that, as of the applicable Time of Sale to an investor in the Certificates, any Underwriter Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (such Free Writing Prospectus, a "Defective Underwriter Free Writing Prospectus and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter shall notify WFASC thereof within one business day after discovery.

                (iii) The Underwriter shall, if requested by WFASC:

                        (A) prepare a Free Writing Prospectus which corrects the
                material misstatement in or omission from the Defective Underwriter Free Writing Prospectus (such corrected Underwriter Free Writing Prospectus, a "Corrected Underwriter Free Writing Prospectus" and, together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                        (B) deliver the Corrected Free Writing Prospectus to
                each investor which received the Defective Free Writing Prospectus prior to entering into a Contract of Sale;

                        (C) provide such investor with the following:

                                (1) adequate disclosure of the contractual
                        arrangement;

                                (2) adequate disclosure of the investor's rights
                        under the existing Contract of Sale at the time termination is sought;

                                (3) adequate disclosure of the new information
                        that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

                                (4) a meaningful ability to elect to terminate
                        or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale; and

                        (D) comply with any other requirements for reformation
                of the original Contract of Sale described in Section IV.2.c of Securities Act Release Act 33-8591.

                (iv) In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus, and the Underwriter shall in good faith incur any reasonable costs in connection with the reformation or termination of the Contract of Sale, WFASC agrees to reimburse the Underwriter for such costs promptly following presentation of reasonably detailed documentation of such costs to WFASC. The Underwriter agrees to use best efforts to mitigate such costs.

        (m) The Underwriter covenants with WFASC that it will make available to WFASC, upon reasonable prior notice and at reasonable times during normal business hours, such personnel as are familiar with the Underwriter's compliance procedures for the purpose of answering questions concerning the Underwriter's practices and procedures for the preparation and dissemination of Written Communications concerning the Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

        (n) The Underwriter covenants with WFASC that after the final Prospectus is available, the Underwriter shall not distribute any Written Communication concerning the Certificates to a prospective investor unless such communication is preceded or accompanied by the final Prospectus. The foregoing covenant shall not apply to any secondary market offers or sales of the Certificates by the Underwriter.

        (o) The Underwriter agrees, upon request of WFASC, to provide to WFASC any information within the control of the Underwriter which WFASC may reasonably request to enable WFASC to timely and accurately meet its disclosure and reporting obligations under the Act and the Exchange Act.

        (p) The Underwriter agrees to cause any credit enhancement provider, derivative counterparty, special servicer or credit risk manager arranged by the Underwriter in connection with the Certificates to provide to WFASC such narrative disclosure, financial information, including required accountants' consents, and other information as WFASC may reasonably request to enable WFASC to timely and accurately meet its disclosure and reporting obligations under the Act and the Exchange Act.

        (q) Notwithstanding any other provision herein, the Underwriter and WFASC each agree to pay all costs and expenses of the other party including, without limitation, legal fees and expenses, incurred in connection with any successful action by the Underwriter or WFASC against the other party to enforce any of its rights set forth in this Section 9.

        10. Termination. Subsequent to the execution of the applicable Terms Agreement, this Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to WFASC prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have been instituted, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either federal or New York State authorities or there shall have occurred a material disruption in securities settlement or clearance services in the United States, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Certificates on the terms and in the manner contemplated by the Prospectus as amended or supplemented. In addition, following receipt of notice from WFASC that the Mortgage Loans will not conform to the specifications set forth in the applicable Terms Agreement, if, in the reasonable judgment of the Underwriter, such disparity would have a material adverse effect on the marketing and sale of the Certificates, the Underwriter may terminate this Agreement not later than the close of business on the first business day after receipt of such notice or, if earlier, the Closing Date.

        11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of WFASC, Wells Fargo Bank and their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, WFASC, Wells Fargo Bank or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Certificates. The provisions of Section 5(d), Section 7, Section 8 and
Section 12 hereof shall survive the termination or cancellation of this Agreement.

        12. Reimbursement of Expenses. If for any reason, other than default by the Underwriter in its obligation to purchase the Certificates, the material breach by the Underwriter of any of its covenants in Section 9 hereof (without the fault of WFASC) or termination by the Underwriter pursuant to Section 10 hereof, the Certificates are not delivered by or on behalf of WFASC as provided herein, WFASC will reimburse the Underwriter for all out-of-pocket expenses of the Underwriter, including reasonable fees and disbursements of its counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Certificates, but WFASC and Wells Fargo Bank shall then be under no further liability to the Underwriter with respect to the Certificates except as provided in Section 5(d), Section 7 and Section 8 hereof. If the Certificates are not delivered by or on behalf of WFASC as provided herein because of the default by the Underwriter in its obligation to purchase the Certificates or the material breach by the Underwriter of any of its covenants in Section 9 hereof (without the fault of WFASC), the Underwriter will reimburse WFASC for all out-of-pocket expenses of WFASC, including reasonable fees and disbursements of its counsel, reasonably incurred by WFASC in making preparations for the issuance and delivery of the Certificates, but the Underwriter shall then be under no further liability to WFASC with respect to the Certificates except as provided in Sections 5(d) and 7 hereof.

        13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

        14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

        15. Final Structure Due Date. The Underwriter agrees to submit to WFASC not later than 9:00 a.m. New York City Time on the Final Structure Due Date specified in the applicable Terms Agreement its determination of the final structure relating to, among other items, the class designations, approximate principal amounts and payment priorities of the Certificates. Changes to such final structure may be made by the Underwriter after the Final Structure Due Date if the changes are of a non-material nature. The determination as to whether such changes are non-material shall be in the sole discretion of WFASC. In addition, on or before the Final Structure Due Date the Underwriter may elect an extension thereof for an additional one or two business days beyond the original Final Structure Due Date if the Underwriter notifies WFASC of its election not later than 9:00 a.m. New York City Time on such original Final Structure Due Date and the Underwriter pays to WFASC, on or prior to the Closing Date, an extension fee of $10,000 for each day the Final Structure Due Date is extended as reimbursement for WFASC's costs and expenses arising from such extension.

        16. Miscellaneous. Time shall be of the essence of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

        17. Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Underwriter, will be delivered to Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, or if sent to WFASC, will be delivered to WFASC at 7430 New Technology Way, Frederick, Maryland 21703; or if sent to Wells Fargo Bank, will be delivered to Wells Fargo Bank at 1 Home Campus, Des Moines, Iowa 50328-0001.

                                      * * *

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among WFASC, Wells Fargo Bank and the Underwriter, effective as of the date first above written and executed as of the date or dates indicated below.

                                       Very truly yours,

                                       WELLS FARGO ASSET SECURITIES
                                        CORPORATION


                                       By: /s/ Bradley A. Davis
                                          ---------------------------
                                           Name: Bradley A. Davis
                                           Title: Vice President
                                           Date: April 26, 2006


                                       WELLS FARGO BANK, N.A.


                                       By: /s/ Bradley A. Davis
                                          ---------------------------
                                           Name: Bradley A. Davis
                                           Title: Vice President
                                           Date: April 26, 2006


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BARCLAYS CAPITAL INC.


By: /s/ Levent Kahraman
   ---------------------------
    Name: Levent Kahraman
    Title: Managing Director
    Date: April 26, 2006

                                    Exhibit A

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       Mortgage Pass-Through Certificates

                             Form of Terms Agreement

                                                              ____________, 20__

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Underwriting Agreement dated February 15, 2006.

Title of Certificates:                            Mortgage Pass-Through
                                                  Certificates, Series 20__,
                                                  (Classes) (the "Offered
                                                  Certificates").

Classes of Certificates:                          Each of the Class A and Class
                                                  B Certificates will consist of
                                                  one or more classes with the
                                                  prior consent of Wells Fargo
                                                  Asset Securities Corporation
                                                  (the "Seller"), which consent
                                                  shall not be unreasonably
                                                  withheld.

Aggregate Principal Amount                        $ ___________(Approximate)
   of the Offered Certificates:

Certificates Not Offered Hereby:                  The Class B-4, Class B-5 and
                                                  Class B-6 Certificates (the
                                                  "Other Certificates").

Subordination:                                    "Shifting interest" structure.

Minimum Denominations of
   Offered Certificates:

Class                         Minimum Denomination      Incremental Denomination
-----                         --------------------      ------------------------

Classes A                          $  25,000                     $1,000
Class A-IO                         $ [     ]                     $1,000
Classes A-R                        $     100                      N/A
Classes B-1, B-2 and B-3           $ 100,000                     $1,000

Description of the Mortgage Loans:                Fixed interest rate,
                                                  conventional, monthly pay,
                                                  fully amortizing, one- to
                                                  four-family, residential first
                                                  mortgage loans having original
                                                  stated terms to maturity of
                                                  approximately [_] years.

REMIC Election:                                   Yes.

Cut-Off Date:                                     ___________ 1, 20___

Final Structure Due Date:                         ___________ ___, 20___

Distributions:                                    Distributions will be made
                                                  monthly on the 25th day of
                                                  each month or the next
                                                  succeeding Business Day (the
                                                  "Distribution Date").

Servicing Fee (Monthly fee payable to the         [___] % per annum (or as
   Servicer):                                     described in the prospectus
                                                  supplement).

Master Servicing Fee (Monthly fee                 [_]% per annum.
   payable to the Master Servicer):

Fixed Retained Yield:                             [Yes][No].

Trustee:

[Trust Administrator:                             [______________]

Independent Accountants:

Book-Entry Registration:                          Settlement in "same-day"
                                                  funds, to the extent
                                                  practicable. REMIC residual
                                                  certificates will not be
                                                  issued in book-entry form,
                                                  unless authorized by the
                                                  Seller.

Optional Termination:                             The Seller will have the right
                                                  to repurchase all remaining
                                                  Mortgage Loans, and effect an
                                                  early retirement of the
                                                  Certificates, when the
                                                  aggregate scheduled principal
                                                  balance of the Mortgage Loans
                                                  is less than 10% of the
                                                  aggregate principal balance of
                                                  the Mortgage Loans as of the
                                                  Cut-Off Date.

Required Ratings:                                 [Ratings]

Closing Date, Location and Time:                  ___________ ___, 20___;
                                                  offices of Cadwalader,
                                                  Wickersham & Taft, LLP, New
                                                  York, New York; 10:00 a.m. New
                                                  York City time.

Purchase Price for the Offered Certificates:
       Class                                      Percent of Initial Aggregate
       -----                                      Principal Balance
                                                  ------------------------------
       Class A                                                          %
       Classes B-1, B-2 and B-3                                         %

        In each case, as offered and sold pursuant to this Terms Agreement, plus accrued interest, if applicable, thereon.

        Notwithstanding any other provision of the above-referenced Underwriting Agreement, all references to the Registration Statement in the Underwriting Agreement shall be with reference to File No. _________.

        Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the above-referenced Underwriting Agreement (which is incorporated herein in its entirety and made a part hereof) as supplemented by this Terms Agreement, the Seller agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Seller, the Offered Certificates.

        The Underwriter has been retained solely to act as underwriter in connection with the sale of the Offered Certificates to investors (including the establishment of the price of the Offered Certificates to investors), and no fiduciary, advisory or agency relationship between Seller and the Underwriter has been created in respect of any of the transactions contemplated by this Terms Agreement, irrespective of whether the Underwriter has advised or is advising Seller on other matters.

                                      * * *

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Seller, Wells Fargo Bank, N.A. and the Underwriter.

                                               Very truly yours,

                                               WELLS FARGO ASSET SECURITIES
                                                    CORPORATION



                                               By:______________________________
                                                  Name:
                                                  Title:


                                               WELLS FARGO BANK, N.A.



                                               By:______________________________
                                                  Name:
                                                  Title:


The foregoing Terms Agreement
is hereby confirmed and accepted
as of the date first above written.

BARCLAYS CAPITAL INC.


By:_______________________________
   Name:
   Title:

                                    Exhibit B

                            SUPPLEMENTAL INFORMATION

        With respect to any investor, "Supplemental Information" means any of the following types of information, to the extent omitted from the Issuer Free Writing Prospectus:

        1. The structure of the Certificates being offered to such investor (such Certificates, the "Offered Certificates"), including general paydown rules, the interest rate or interest rate formula, if applicable, the anticipated price or price range, the yield to maturity and/or call, the weighted average life at the pricing speed and under such other scenarios as may be necessary to illustrate the material effects of prepayments or changes in interest rates on the Offered Certificates (with a description of any related prepayment, collateral and other assumptions), and other pricing information;

        2. The "principal type" and "interest type" of the Offered Certificates, using the categories listed under "Description of the Certificates--Categories of Classes of Certificates" in the Base Prospectus;

        3. The interest accrual period for the Offered Certificates;

        4. Whether the Offered Certificates represent interests in the entire Mortgage Pool or in one or more mortgage loan groups, the nature of such loan groups, any differences in the subordination levels of the Offered Certificates relating to such loan groups or the "deal rates" for such loan groups from the deal rate specified in the Issuer Free Writing Prospectus as a result of the division of the Mortgage Pool into more than one loan group by the Underwriter or as a result of the Underwriter dividing the subordinated certificates into more than one group and the nature of any cross-collateralization arrangements affecting the Offered Certificates.

        5. A description of any third party credit enhancement or any derivative instruments being selected by the Underwriter in connection with the Offered Certificates, together with the identity of and material information about any related provider or counterparty, to the extent known to the Underwriter, and the ratings assigned to such provider or counterparty; and

        6. The identity of and material information about any special servicer or credit risk manager selected by the Underwriter with respect to the Offered Certificates.

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       Mortgage Pass-Through Certificates

                                 TERMS AGREEMENT

                                                               September 8, 2006

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Underwriting Agreement dated February 15, 2006.

Title of Certificates:                            Mortgage Pass-Through
                                                  Certificates, Series 2006-16
                                                  Class A (the "Offered
                                                  Certificates").

Classes of Certificates:                          Each of the Class A and Class
                                                  B Certificates will consist of
                                                  one or more classes with the
                                                  prior consent of Wells Fargo
                                                  Asset Securities Corporation
                                                  (the "Depositor"), which
                                                  consent shall not be
                                                  unreasonably withheld.

Aggregate Principal Amount                        $1,468,733,664 (Approximate).
  of the Offered Certificates:

Certificates Not Offered Hereby:                  The Class B Certificates.

Subordination:                                    "Shifting interest" structure.

Minimum Denominations of
  Offered Certificates:

Class                                Minimum Denomination    Incremental Denomination
-----                                --------------------    ------------------------
Classes A-1, A-2, A-3, A-5, A-6,         $     25,000                 $1,000
  A-10, A-12, A-13, A-14, A-15 and
  A-16
Classes A-8, A-17 and A-19               $     25,000                   N/A
Classes A-4, A-9, A-18 and               $    100,000                 $1,000
  A-PO
Class A-7                                $ 12,400,000                  N/A
Class A-11                               $ 77,768,000                  N/A
Class A-R                                $        100                  N/A

Description of the Mortgage Loans:                A pool of fully amortizing,
                                                  one- to four-family, fixed
                                                  interest rate, residential
                                                  first mortgage loans,
                                                  substantially all of which
                                                  have original terms to stated
                                                  maturity of approximately 30
                                                  years. Certain of the mortgage
                                                  loans will require only
                                                  payments of interest for a
                                                  term specified in the related
                                                  mortgage note. All of the
                                                  mortgage loans were made in
                                                  connection with the relocation
                                                  of employees of various
                                                  corporate employers.

REMIC Election:                                   Yes.

Cut-Off Date:                                     October 1, 2006.

Final Structure Due Date:                         October 11, 2006.

Delivery of Final Prospectus (if the final structure is not delivered to the Depositor by the Final Structure Due Date):

Final Structure Delivered                         Delivery of Final Prospectus
to the Depositor                                  to Underwriter
-------------------------                         ------------------------------

By October 17, 2006:                              One Business Day before
                                                  Closing Date.
By October 20, 2006:                              Closing Date.
By October 23, 2006 or later:                     As determined by the
                                                  Depositor, possible change of
                                                  Closing Date.

Distributions:                                    Distributions will be made
                                                  monthly on the 25th day of
                                                  each month or the next
                                                  succeeding Business Day (the
                                                  "Distribution Date").

Servicing Fee (Monthly fee payable to the         0.250% per annum (or as
   Servicer):                                     described in the prospectus
                                                  supplement).

Master Servicing Fee (Monthly fee                 0.010% per annum.
   payable to the Master Servicer):

Fixed Retained Yield:                             Yes.

Trustee:                                          HSBC Bank USA, National
                                                  Association.

Independent Accountants:                          Deloitte & Touche LLP.

Book-Entry Registration:                          Settlement in "same-day"
                                                  funds, to the extent
                                                  practicable. REMIC residual
                                                  certificates will not be
                                                  issued in book-entry form,
                                                  unless authorized by the
                                                  Depositor.

Optional Termination:                             The Depositor will have the
                                                  right to repurchase all
                                                  remaining Mortgage Loans, and
                                                  effect an early retirement of
                                                  the Certificates, when the
                                                  aggregate scheduled principal
                                                  balance of the Mortgage Loans
                                                  is less than 10% of the
                                                  aggregate principal balance of
                                                  the Mortgage Loans as of the
                                                  Cut-Off Date.

Required Ratings:

The following ratings by Fitch Ratings
   ("Fitch"), Moody's Investors Service, Inc.
   ("Moody's") and Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"):

Class                                        Fitch         Moody's         S&P
-----                                        -----         -------         ---

Classes A-1, A-2, A-3, A-5, A-6, A-7,         AAA           Aaa            AAA
   A-8, A-9, A-10, A-11, A-12, A-13,
   A-14, A-15, A-16, A-17, A-18,
   A-19 and A-PO,
Class A-4                                     AAA           Aa1            AAA
Class A-R                                     AAA          None            AAA

Closing Date, Location and Time:                  October 30, 2006, offices of
                                                  Cadwalader, Wickersham & Taft
                                                  LLP, New York, New York; 10:00
                                                  a.m. New York City time.

Purchase Price for the Offered Certificates:

Class                                             Price
-----                                             -----

Classes A-1, A-2, A-3, A-4, A-5, A-6, A-7,        [__________]
   A-8, A-9, A-10, A-11, A-12, A-13, A-14,
   A-15, A-16, A-17, A-18, A-19 A-R
Class A-PO                                        [__________]

        In each case, as offered and sold pursuant to this Agreement, plus accrued interest, if applicable, thereon.

Date of Pooling and Servicing Agreement:          The Closing Date.

        Notwithstanding any other provision of the above-referenced Underwriting Agreement, all references to the Registration Statement in the Underwriting Agreement shall be with reference to File No. 333-137620.

        Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the above-referenced Underwriting Agreement (which is incorporated herein in its entirety and made a part hereof) as supplemented by this Terms Agreement, the Depositor agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Depositor, the Offered Certificates.

        The Underwriter has been retained solely to act as underwriter in connection with the sale of the Offered Certificates to investors (including the establishment of the price of the Offered Certificates to investors), and no fiduciary, advisory or agency relationship between Depositor and the Underwriter has been created in respect of any of the transactions contemplated by this Terms Agreement, irrespective of whether the Underwriter has advised or is advising Depositor on other matters.

                                      * * *

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Depositor, Wells Fargo Bank, N.A. and the Underwriter.

                                               Very truly yours,

                                               WELLS FARGO ASSET SECURITIES
                                                    CORPORATION


                                               By: /s/ Bradley A. Davis
                                                  ------------------------------
                                                  Name: Bradley A. Davis
                                                  Title: Vice President

                                               WELLS FARGO BANK, N.A.


                                               By: /s/ Bradley A. Davis
                                                  ------------------------------
                                                  Name: Bradley A. Davis
                                                  Title: Vice President

The foregoing Terms Agreement
is hereby confirmed and accepted
as of the date first above written.

BARCLAYS CAPITAL INC.

By: /s/ Jay Kim
   ------------------------------
   Name: Jay Kim
   Title: Managing Director